Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST FINANCIAL NORTHWEST, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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The Company mailed the following letter to its shareholders on April 16, 2012.

April 16, 2012

Please vote ONLY the enclosed “WHITE” proxy and please do NOT sign & return ANY “green” proxy that you receive from Mr. Stilwell.

Dear Shareholders:

As we promised in our last letter to you, we are writing to discuss in detail the steps we have taken to return your Company to profitability and enhance the value of your investment.

Yes, we got caught in the recession.  But unlike many banks, both in the Pacific Northwest and nationally, we have taken the difficult but necessary steps to aggressively meet the challenges we have faced.

We have been profitable for each of the past five quarters and our performance metrics have shown significant improvement as the table at the end of this letter shows.

Net income for the year ended December 31, 2011 was $4.24 million, or $0.24 per share, after two years of losses during the worst of the recession.  Our stock price increased 47.5% from December 31, 2010 to December 31, 2011.

Our Bank’s tier 1 leverage capital ratio was 13.54% at December 31, 2011 and our Bank’s total risk-based capital ratio at that date was 24.76%.  The capital ratios required in order to be considered well capitalized by the FDIC are 10% and 12%, respectively.  At that same date the Company had consolidated equity to assets of 17.12%. We are very well capitalized.

Our Board has taken the necessary actions to reduce the regulatory burden imposed on the Bank and the recent lifting of the formal regulatory order we were placed under in 2010 reflects our progress.  To accomplish this, we have enhanced our management by replacing our commercial lending management with well qualified individuals with the necessary experience to reduce non-performing assets, improve the Bank’s lending function and diversify the loan portfolio. The table reflects our success in this area.  Also supporting these efforts was the addition of two very well qualified and experienced members to our Board of Directors in December 2011.

Mr. Stilwell has stated that he wants the Company to “de-risk its business and to reduce non-performing assets.”  We have done exactly that.  Our construction/land development loans declined from $250.5 million at December 31, 2008 to $25.1 million at December 31, 2011 and our commercial real estate loans have declined from $260.7 million at December 31, 2008 to $232.3 million at December 31, 2011.  We have substantially reduced our most risky loans and this is reflected in the dramatic decline in our ratio of non-performing assets to total assets from 10.1% at December 31, 2009 to 4.7% at December 31, 2011.

Mr. Stilwell also insists that “the Company continue deleveraging.”  We have done exactly that.  We have reduced total assets from $1.24 billion at December 31, 2008 to $1.06 billion at December 31, 2011.

Mr. Stilwell has further stated: “We want management and the Board to pay dividends to shareholders and repurchase shares of outstanding Common Stock with excess capital when permitted by applicable regulations and regulatory commitments.”  We intend to do exactly that as soon as permitted by the regulators.

Mr. Stilwell states that the Board was irresponsible in increasing Mr. Karpiak’s compensation in light of the losses incurred by the Company.  Mr. Karpiak received no raise in 2012 or 2011.  In fact, his current cash compensation is 7% less than its peak in 2008.  The change in his total compensation in 2011 was not the result of additional benefits granted by the Board or an increase in the cost to the Company of these benefits.  Instead, the general decline in interest rates increased the present value of Mr. Karpiak’s benefits under our existing pension and retirement plans.  An increase in interest rates would have the opposite effect.

Mr. Stilwell wants us to reimburse him for the cost of his attempt to put his lawyer, Spencer Schneider, back on our Board.  We already gave Mr. Schneider a Board seat and spent a lot of time and money in helping him get regulatory approval to be on the Board.  Mr. Schneider recently quit the Board after serving only five weeks.  Now Mr. Stilwell wants us to pay his expenses for fighting for something we just gave him - and which he inexplicably gave up.   Mr. Stilwell has been critical of our expenses but we find this simply irresponsible.

Finally, Mr. Stilwell also wants us to retain an investment banker and consider selling the Company.  We retained Keefe Bruyette & Woods when we went public and they have periodically updated our Board on the merger and acquisition market since then.  We are always looking for ways to improve the value of your franchise and maximize shareholder value.

We are not opposed to selling the Company at a reasonable price, as Mr. Stilwell would suggest, but we are not interested in a fire sale that is not in the best interests of our shareholders.

Do these actions make us “irredeemable” as Mr. Stilwell insists?  We don’t think so.

Please vote your WHITE proxy today.

Sincerely,

/s/Victor Karpiak	/s/Daniel L. Stevens	/s/Gary F. Kohlwes, Ed.D.
Victor Karpiak	Daniel L. Stevens	Gary F. Kohlwes, Ed.D.
Chairman and CEO	Director	Director

/s/Robert L. Anderson	/s/Gerald Edlund	/s/M. Scott Gaspard
Robert L. Anderson	Gerald Edlund	M. Scott Gaspard
Director	Director	Director

/s/Gary F. Faull	/s/Joann E. Lee, C.P.A.
Gary F. Faull	Joann E. Lee, C.P.A.
Director	Director

 The following table shows some of the important measurements that are used in measuring a bank’s financial condition:

Year Ended December 31,
	2011	2010	2009	2008

Interest rate spread	2.78%	2.40%	1.86%	1.84%
Net interest margin	3.01	2.70	2.49	2.81
Non-performing assets/total assets	4.69	7.79	10.08	4.71
ALLL/non-performing loans	69.89	35.80	27.37	28.96
Net charge offs/average loans	1.39	6.55	3.38	0.04

Important Information

The Company, its directors, executive officers and certain of its employees are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2012 Annual Meeting. On April 11, 2012, the Company filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders.  INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION.  Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at http://www.snl.com/irweblinkx/GenPage.aspx?IID=4087275&GKP=203202.

Forward-looking statements:

Certain matters discussed in this letter may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for construction/land development, residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

  [X] PLEASE MARK VOTES
      AS IN THIS EXAMPLE
REVOCABLE PROXY
FIRST FINANCIAL NORTHWEST, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 24, 2012

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of First Financial Northwest, Inc. (“First Financial”) with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of First Financial which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Carco Theatre, located at 1717 SE Maple Valley Highway, Renton, Washington, on Thursday, May 24, 2012, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated.

Signature ____________________             ______________
                                                                                  Date

Co-holder
Signature (if any) ______________            ______________
                                                                                  Date

1. 2. 3. 4.
                                                                            For    Withhold      For All
                                                                            All           All           Except
The election as director of the nominees       [   ]          [   ]            [   ]
listed below, each for a three-year term:
01 - Victor Karpiak
02 - M. Scott Gaspard
03 - Daniel L. Stevens

INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
                                                                                     For     Against    Abstain
Advisory (non-binding) approval of the                      [   ]        [   ]          [   ]
compensation of our named executive officers.
                                                                                      For    Against    Abstain
The ratification of the appointment of Moss              [   ]       [   ]          [   ]
Adams LLP as the independent auditor for 2012.

In their discretion, upon such other matters as may properly come before the annual meeting, or any adjournment or postponement of the annual meeting.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above and “FOR” each of the other proposals.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the election of each of the nominees named above and for each of the other proposals.  If any other business is presented at the annual meeting or any adjournment or postponement thereof, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

The undersigned acknowledges receipt from First Financial prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the annual meeting of shareholders, and the 2011 Annual Report to Shareholders.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE FOLLOW INSTRUCTIONS BELOW

IF YOU ARE VOTING BY MAIL DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED

FIRST FINANCIAL NORTHWEST, INC.  ANNUAL MEETING, MAY 24, 2012

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., Eastern Time, May 24, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

VOTE BY INTERNET
https:www.proxyvotenow.com/ffnw

Have this proxy card available when you visit the secure voting site and follow the simple instructions. You may elect to receive an e-mail confirmation of your vote.
VOTE BY TELEPHONE 1-866-860-0408 Call toll free on a touch-tone phone, 24 hours a day, seven days a week. Have this proxy card available when you call and follow the simple instructions.	VOTE BY MAIL Mark, date and sign this proxy card and mail promptly in the postage-paid envelope. Do not return the card if you vote by telephone or by Internet.

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

This proxy may be revoked at any time before it is voted by: (1) notifying the Secretary of First Financial in writing before the annual meeting that this proxy has been revoked; (2) duly executing a new proxy relating to the same shares with a later date, and submitting such proxy to the Secretary of First Financial at or before the annual meeting; or (3) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED:

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